(Page 2 of 35) 07/16/2009 12:47 FAX 1002/035 AMENDED AND RESTATED PARTICIPATION AGREEMENT Among VARIABLE INSURANCE PRODUCTS FUNDS, FIDELITY DISTRIBUTORS CORPORATION and FIDELITY INVESTMENTS LIFE INSURANCE COMPANY THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of COMPANY, (hereinafter the “Company”), a subsidiary of FMR LLC, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND iii and VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organized under the laws of the RECITALS WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”) to he offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and 1 # 333675 (Page 3 of 35) 07/16/2009 12:40 FAX 003/035

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated Octuber 15, 1985 (File No. 812-6102) or September 17,1986(File No. 812- 6422), granting Participating Insurance Companies and variable and variable life insurance separate 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest, assets attributable to the aforesaid Contracts; and WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended,(hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA”); and WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each 2                # 333675 (Page 4 of 35) 07/16/2009 12:48 FAX 004/035

AGREEMENT Underwriter and each Fund agree as follows: ARTICLE A. Amendment and Restatement: Form of Agreement    This agreement shall amend and supersede the following Agreements as of the date below.                1. Participation Agreement dated July 28, 1987 among Company. Underwriter and Variable Insurance Product Fund I. 2. Participation Agreement dated November 18, 1988 among Company, Underwriter 3. Participation Agreement dated January 27, 1997 among Company, Underwriter and Variable Insurance Product Fund III. In addition, the parties hereby amend and restate their agreements herein. Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities    ARTICLE I. Sale of Fund Shares 1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from “Business Day” shall mean any day on which the New York Stock Exchange is open for trading 3 # 333675 (Page 5 of 35) 07/16/2009 12:48 FAX 005/035

and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.    applicable net asset value per share by the Company and its Accounts on those days on which, the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. to Participating Insurance Companies and their separate accounts and Qualified Plans. No shares of any Portfolio will be sold to the general public.    1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article 11 of this Agreement is 15. The Fund agrees to redeem for cash, on the Company’s request, any full or redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares or share classes that are subject to redemption fees. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share 1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Fund are substantially different from the investment objectives and policies of all the Portfolios of the intention to make such other investment company available as a funding vehicle for the 4 # 333675 (Page 6 of 35) 07/16/2009 12:48 FAX 2006/035

Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C company. 1.7 The Company shall pay for share on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the    responsibility of the Company and shall become the responsibility of the Fund. Account. 1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.    1.11. The parties agree that the Contracts are not intended to serve as vehicles for (a) all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the    time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. e.s.t);    (b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures = regarding excessive trading as set forth in the Fund’s prospectus; (c) any annuity contract forms or variable life insurance policy forms not in use at 5 (Page 7 of 35) 007/035 07/16/2009 12.40 FAX

hereto, will contain language reserving to the Company the right to refuse to accept instructions laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the “BSA”). customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer Department of the Treasury (collectively, the “Sanctions”); or (ii) any of ths Special Measures C. The Company hereby represents, covenants and warrants to the Fund and the Underwriter that: (a) None of the Company’s employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the    Company’s name, in any nominee name maintained for the Company, or for    targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will    (b) As the Sanctions or Special Measures are updated, the Company shall periodicallyreview them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and (c) The Company, including any of the Company’s affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings. transfer agent promptly when and if it learns that the establishment or maintenance of any = account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures. 6 # 333675 (Page 8 of 35) 07/16/2009 1 2:40 FAX 008/0335

ARTICLE II. Representations and Warranties 2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance each Account is either registered or exempt from registration as a unit investment mist in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. 2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Utah and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares f or sale in accordance with the laws of the various states only if and to the 2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any future. endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund have ceased to be so treated or that they might not be so treated in the future. make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a “no fee” or “defensive” Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 17.b-1 to finance distribution expenses (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses 7    # 333675 (Page 9 of 35)    07/16/2009 12.43 FAX    009/035

2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the — insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Stale of Utah and the Fund and the Underwriter represent that their respective    Utah to the extent required to perform this Agreement. 2-7. The Underwriter represents and warrants that in is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute foe Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. 2.8. The Fund represents that it is lawfully organized and validly existing under the with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws. 2.10. The Fund and Underwriter represent and warrant that all of their directors, promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. 2.11. The Company represents and warrants that all of its directors, officers. employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for foe benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for coverage no longer applies.    8    # 333675 (Page 10 of 35) 010/035 07/16/2009 12:46 FAX

ARTICLE III. Prospectuses and Proxy Statements: Voting    3-1. The Underwriter shall provide the Company with as many printed copies of the Fund’s cunent prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera- ready film containing the Fund’s prospectus and Statement of Additional Information, and such    other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure    document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the    Statement of Additional Information for the Contracts printed together in one document    Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional distributing Fund prospectuses and Statements of Additional Information shall he the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be home by the Fund. If the    Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s    prospectus, the Fund will reimburse the Company in an amount equal tn the product of A and B    where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information. may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those    3.2. The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from the Fund).    3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing tn Contract owners.    (i) solicit voting instructions from Contract owners; (ii)—vote the Fund shares in accordance with instructions received from Contract owners; and 9 # 333675 (Page 11 of 35) 07/16/2009 12.40 FAX 011/035

portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section = 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the ARTICLE IV. Sales Material and Information designee, each piece of sales literature or other promotional material in which the Fund on its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably 10    #/ 333675 (Page 12 of 35) 07/16/2009 1 2:50 FAX 012/035

4.4. The Fund and the Underwriter shall not give any information or make any Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, 4.5. The Fund will provide to the Company at least one complete copy of all statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory    authorities.    4.6. The Company will provide to the Fund at least one complete copy of alt registration statements, Disclosure Documents, Statements of Additional Information, reports. solicitations lor voting instructions, sales literature and other promotional materials, applications to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated 4.7. For purposes of this Article IV, the phrase “sales literature or other or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written communication    = distributed or made generally available to customers or the public, including brochures, circulars, scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made Documents, Statements of Additional Information, shareholder reports, and proxy materials. ARTICLE V. Fees and Expenses Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by 11 033675 (Page 13 of 35) 013/035 07/16/2009 12.50 FAX

the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be, made directly by the Fund. 5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares arc registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and tiling of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or    transfer of the Fund’s shares. 5.3. The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider    engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund. ARTICLE VI. Diversification = 6.1. The Fund will at all times invest money from the Contracts in such a manner regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(11) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of afforded by Regulation 1.817-5. ARTICLE VII. Potential Conflicts 7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) 12 # 333675 (Page 14 of 35) 07/16/2009 12:50 FAX 014/035

the manner in which the investments of any Portfolio are being managed; (e) a difference in or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board and the implications thereof. aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an    disregarded;    73. If it is determined by a majority of the Board, or a majority of its disinterested    trustees, that a material irreconcilable conflict exists, the Company and other Participating    determined by a majority of the disinterested trustees), take whatever steps are necessary to    remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable    contract owners of one or more Participating Insurance Companies) that votes in favor of such account. 7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being    implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. 7.5. If a material irreconcilable conflict arises because a particular state insurance = regulator’s decision applicable to the Company conflicts with the majority of other state the Company in writing that it has determined that such decision has created an irreconcilable:    13 # 533675 (Page 15 of 35) 07/10/2009 12:50 FAX 015/035

material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until rhe end of the foiegoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the    purchase (and redemption) of shares of the Fund.    disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium tor the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. 7.7. If and to the extent that Rule 6e-3 and Rule 6e 3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive    Order) on terms and conditions materially different from those contained in the Shared Funding amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (h) Sections 3.4, T.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that amended or adopted. — ARTICLE VIII. Indemnification 8.1. Indemnification By The Company    8.1(a). The Company agrees to indemnify and hold harmless the Fund and each this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid = in settlement with the written consent of the Company) or litigation (including legal and other common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (nr actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in,    the Fund’s shares or the Contracts and; 14 # 333675 (Page 16 of 35) 07/16/2009 12.51 FAX

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to = be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission wa$ made in reliance upon and in conformity with information furnished to the Company by    or on behalf of the Fund for use in any Disclosure Document relating to the or otherwise for use in connection with the sale of the Contracts or Fund sharps; or (11) arise out of or as a result of statements or representations (other than respect to the sale or distribution of the Contracts or Fund Shares; or fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in tills    Agreement or arise out of or result from any as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, = or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Fund, whichever is applicable. 8.1(c). The Company shall not be liable under this indemnification provision with 15    # 333675 (Page 17 of 35) 07/16/2009 12.51 FAX    017/035

notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified will not be liable to such party under this Agreement for any legal or other expenses subsequently reasonable costs of investigation    commencement of any litigation or proceedings against them in connection with the issuance or    sale of the Fund Shares ar the Contracts or the operation of the Fund 8.2. Indemnification by the Underwriter 8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of    this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the (i) arise out of or are based upon any untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with    Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for    use in connection with the sale of the Contracts or Fund shares; or                16    # 333675 (Page 18 of 35) 07/1 6/2009 1 2:5 1 FAX    018/035

(ii) arise out of or as a result of statements or representations (other than sale or distribution of Lite Contracts or Fund shares, or omission or alleged omission to state therein a material fact required to be in conformity with information furnished to the Company by or on behalf of the Fund; or (iv) arise as a result of any failure by the Fund to provide the services and warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Indemnified Parly’s reckless disregard of obligations and duties under this Agreement or to each 8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, 17 #333675 (Page 19 of 35) 07/16/2009 12.51 FAX 010/005

at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the the Underwriter will not be liable to such party under this Agreement for any legal or other    thereof other than reasonable costs of investigation. 8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in    8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of    its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, failure to comply with the diversification requirements specified in Article VI of this Agreement);or (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from    8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the notified the Fund in writing within a reasonable time after the summons or other first legal 18 # 333675 (Page 20 of 35) 07/16/2009 12.51 FAX 020/035

process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own with counsel satisfactory to the party named in the action. After notice from the Fund to suchparty of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party 8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or the operation of either Account, or the sale or acquisition of shares of the Fund    ARTICLE IX. Applicable Law    9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, ARTICLE X. Termination 10.1. This Agreement shall continue in full force and effect until the first to occur of:    (a)—termination by any party for any reason by sixty (60) days advance written    notice delivered to the other parties; or (b) termination by the Company by written notice to the Fund and the Underwriter    shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or    19 # 333675 (Page 21 of 35)

(e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not media of the Contracts issued or to be issued by the Company; or (d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that    with respect to any Portfolio in the event that such Portfolio fails to meet the (f) termination by either the Fund or the Underwriter by written notice to the    Company, if either one or both of the Fund or the Underwriter respectively,    shall determine, in their sole judgment exercised in good faith, that the    Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or if the Company gives the Fund and the Underwriter the written notice specified in Section. 1.6(b) hereof and at the time such notice was given there was no forty five (45) days after the notice specified in Section 1.6(b) was given. 10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). such Article VII terminations shall be governed by Article VII of this Agreement.    19 #333675    (Page 22 of 35) 07/16/2009 12.51 FAX

10.3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive with section 10.2, except that the Fund and Underwriter shall have no further obligation to make necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly    furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so. ARTICLE XL Notices Any notice shall be sufficiently given when sent by registered or certified mail to    the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. If to the Fund:    82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer If to the Company : Fidelity Investments Life Insurance Company 82 Devonshire Street, V5A                Boston, Massachusetts 02109    Attention: Treasurer If to the Underwriter:    82 Devonshire Street, V5A Boston, Massachusetts 02109    Attention: Treasurer                221                #333675 (Page 23 of 35) 07/16/2009 12.51 FAX

12.1 All persons dealing with the Fund must look solely to the property of the Fund    for the enforcement of any claims against the Fund as neither the Board, officers agents or    shareholders assume any personal liability for obligations entered into on behalf of the Fund.    12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts domain without the express written consent of the affected party.    12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their    construction or effect.    12.4 This Agreement may be executed simultaneously in two or more counterparts, 12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Agreement shall not be affected thereby: governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in    connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further connection with services provided under this Agreement which such Commissioner may request regulations.                12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. assigned by any party without the prior written consent of all parties hereto; provided, however, licensed and registered to perform the obligations of the Underwriter under this Agreement The    22    # 333675 (Page 24 of 35) 07/16/2009 12.51 FAX

Company shall promptly notify the Fund and the Underwriter of any change in control of the Company. 12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its accounting principles (“GAAP”), if any), as soon as practical and in any (b) the Company’s quarterly statements (statutory) (and GAAP, it any), as soon as practical and in any event within 45 days after the end of each (c) any financial statement, proxy statement, notice or report of the    Company sent to stockholders and/or policyholders, as soon as practical    after the delivery thereof to stockholders; (d) any registration statement (without exhibits) and financial reports of the    Company filed with the Securities and Exchange Commission or any    state insurance regulator, as soon as practical after the filing thereof; (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of    the books of the Company, as soon as practical after the receipt thereof.    23 # 333675

07/1C/2003 12.53 FAX 025/035 in its name and on its behalf by its duly authorized representative. FIDELITY INVESTMENTS LIFE INSURANCE COMPANY By:    William Johnson Its: Executive Vice President VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V By.    Bryan Mehrmann    Deputy Treasure                Name. Bill Loehning Title:     (Page 26 of 35) $7710/2003 12:53 FAX

— Schedule A Name of Separate Account and Policy Form Numbers of Contracts Date Established by Board of Directors Funded By Separate Account Fidelity Investments Variable Annuity FVIA -92100 Account I (established July 22, 1987) FVIA –99100    FVA-88200 FVA-88201 VA -1/87    NKR-96100 NRR 96101 DVA-2005 EDVA-GWB-2007 (established July 22, 1987) SVUL—2001-GEN Fidelity Investments Variable Life Account II VUL -COT .I-2005-GRN    (established April 14,2005) VUL-IND-2005    (Page 27 of 35)    4 333675 (Page 28 of 35)

SCHEDUL E B proxies relating to the Fund by the Underwriter, the Fund and the Company, The defined terms to perform the steps de 1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the    Company of the Record, Mailing and Meeting dates This will be done verbally approximately two months before meeting.    2. Promptly after the Record Date, the Company will perform a “tape run”, or other activity,    which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the “Customer”) as of the Record Date. Allowance should be Customers’ accounts as of the Record Date —- Note: The number of proxy statements is determined by the activities described in Step #2, The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date. 3. The Fund’s Annual Report no longer needs to he sent to each Customer by the Company    either before or together with the Customers’ receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.                Cards, The Legal Department, of the I Jndcrwriter or its affiliate (“Fidelity Legal”) must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes; a: name (legal name as found on account registration)    b. address    e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)    (This and related steps may occur later in the chronological process due topossible uncertainties relating to the proposals?) 27    (Page 29 of 35)

5, . During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices return envelopes are provided and paid for by the Fund). Contents of envelope sent    to Customers by Company will include:    a. Voting Instruction Card(s)    b. One proxy notice and statement (one document)    c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)    approved in advance by Fidelity Legal. = 6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the this approval sent to Fidelity Legal.    7. Package mailed by the Company. shareowner. (A 5-week period is recommended ) Solicitation time is    calculated as calendar days from (but not including) the meeting, counting backwards! department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry, Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by Fidelity in the past    9. Signatures on Card checked against legal name on account registration which was — printed on the Card!    then that is the exact legal name to be printed on the Card and is the signature needed on the Card.                28    (Page 30 of 35)

10.—If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why    they did not complete the system. Any questions on those Cards are usually remedied individually. —Th There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first    coincide, then an internal audit of that vote should occur. This may entail a recount 12. The actual tabulation of votes is done in units which is then converted to sharps (It    is very important that the Fund receives the tabulations stated in terms of a    percentage and the number of shares.) Fidelity Legal must review and approve    tabulation format 13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the 14. A Certification of Mailing and Authorization to Vote Shares will he required from    a standard form for each Certification. 15. The Company will be required to box and archive the Cards received from the    Customers. In the event that any vote is challenged or if otherwise necessary for access to such Cards:    writing,    29                # 333675 (Page 31 of 35) . ..    07/1C/2000 12.53 FAX

SCHEDULE C — Other investment companies currently available under variable annuities or variable life    — insurance issued by the Company: 59    #333675 (Page 32 of 35)

SUB-LICENSE AGREEMENT Agreement effective as of this of _ , 2009. by and between Fidelity Distributors    Corporation (hereinafter called “Fidelity”), a corporation organized and existing under the laws of    “Company”), a company organized and existing under the laws of the State of Utah. With a principal place of business at 175 East 400 South, 8th Floor, Salt Lake City, Utah 84111.    WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename “FIDELITY INVESTMENTS” and is the owner of a    trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of earch of WHEREAS, FMR Corp, has granted a license to Fidelity (the “Master License Agreement”) to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and    WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with    distribution of “sales literature and other promotional material’’ with information, including the    Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional    have the same meaning as in the certain Participation Agreement dated as of the day of , 2009, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter “Participation Agreement”); and    WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable    consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows: 1. Fidelity hereby grants to Company a non-exclusivc, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein.    2, Company acknowledges that FMR Corp, is the owner of all right, title and interest in the — Trademarks by FMR Corp, and that it. will riot, now nr hereinafter, contest any registration nr = application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone m contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp. 1

(Page 33 of 35)    Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity. 4. Company agrees that it will place all necessaty and proper notices and legends in order to protect the interests of FMR Corp, and Fidelity therein pertaining to the Fidelity Trademarks on the    registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp, upon receipt of notice of same from Fidelity or FMR Corp. 5. Company agrees that the nature and quality of all of the Promotional Material distributed    control of. Fidelity.                6. Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the    Promotional Material upon request                7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material. 8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp, shall have the sole    right and discretion to commence actions or other proceedings for infringement, unfair competition 9. This agreement shall continue in force until terminated by Fidelity. This agreement shall    automatically terminate upon termination of the Master License Agreement In addition , Fidelity    Trademarks and shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill    extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement! 10. Company shall indemnify Fidelity and FMR Corp, and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without    limitation, reasonable attorneys’ fees and all court costs, arising out of use of the Fidelity Trademarks    by Company.    2 _ . _ ...    B] 034/035

11. In consideration for die promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license. 12, This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control. 13. This agreement shall be interpreted according to rhe laws of the Commonwealth of Massachusetts.                this agreement, as of the date first above written.    FIDELITY DISTRIBUTORS CORPORATION By; Name: Bill Loehning Title: Executive Vice President Date:    FIDELITY INVESTMENTS I .IFF —INSURANCE COMPANY    By: : — Name: Title:

EXHIBIT A— Prior U.S. Cls.: 101 and 102 Reg, No. 1,481,040 I United States Patent and Trnrietnark Office Registered Mar, 15,    1988    SERVICE MARK PRINCIPAL REGISTER     FMK COKE. (MASSACHUSETTS FIRS I USE 2-22-1984; IN COMMERCE 2- CORPORATION) 22-1984. 82 DEVONSHIRE STREET BOSTON, MA 02109, ASSIGNEE OF NO CLAIM IS MADE TO THE FIDFT .TTY DISTRIBUTORS EXCLUSIVE RIGHT TO USE CORPORATION) BOSTON, MA 02109 FOR: MUTUAL FUND AND STOCK SER. NO. 641,707, FILED 1-28-1987 RUSS HERMAN. EXAMINING ATTORNEY